CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-230746 on Form S-3 and in Registration Statement No. 333-210996 on Form S-8 of our reports dated February 20, 2020, relating to the consolidated financial statements of National CineMedia, Inc. and subsidiary, and the effectiveness of National CineMedia, Inc. and subsidiary’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of National CineMedia, Inc. for the year ended December 26, 2019.

Denver, Colorado
February 20, 2020